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EXHIBIT 99(A)

      FOR IMMEDIATE RELEASE                                CONTACT:
                                                           Herman F. Dick, Jr.
                                                          (614) 870-5604

                            CORE MOLDING TECHNOLOGIES
                                ANNOUNCES CHARGE

COLUMBUS, Ohio - January 26, 2004 - Core Molding Technologies, Inc. (AMEX: CMT) today announced a charge resulting from operational inefficiencies that were concealed by intentional inventory misstatements by a former employee. Based on preliminary indications from a Company initiated investigation, the charge is estimated to be approximately $400,000 after tax and pertains to the quarter ended September 30, 2003 and prior quarters. The Company is in the process of determining whether the total charge to adjust earnings will require a restatement of prior quarter consolidated financial statements, including the fourth quarter 2002.

The Company is currently conducting a thorough investigation of the situation with the help of its external auditors, the Board's audit committee, private investigators and an independent accounting firm. Preliminary indications suggest the situation spanned at least 12 months. The investigation began immediately after the inventory misstatements were discovered January 15, 2004 as part of the Company's annual physical inventory review.

The Company believes that the inventory misstatements masked material and labor inefficiencies at the Gaffney, South Carolina production facility. These inefficiencies are likely to have an adverse effect on fourth quarter 2003 earnings of $275,000 to $325,000 after tax and will continue to have an adverse effect on future earnings until corrective actions have been implemented. The Company stated that the inventory misstatements will not affect customer deliveries.

Commenting on the charge, James L. Simonton, president and chief executive officer said, "We are severely disappointed that this former employee deliberately violated well defined policies and procedures. We will not tolerate this unacceptable behavior in our organization. We regret that it is necessary to take this charge and remain committed to the highest levels of corporate



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governance and shareholder communications. We will vigorously conduct the internal review until we are confident that all issues identified during our investigations are fully resolved."

Core Molding Technologies, Inc. is a compounder of sheet molding composites
(SMC) and molder of fiberglass reinforced plastics. The Company's processing capabilities include the compounding and compression molding of SMC, vacuum assisted resin infusion molding, spray up and lay up processes. The Company produces high quality fiberglass reinforced, molded products and SMC compound for varied markets, including medium and heavy-duty trucks, automobiles, personal watercraft and other commercial products. Core Molding Technologies, with its headquarters in Columbus, Ohio, operates plants in Columbus, Gaffney, South Carolina, and Matamoros, Mexico.


   This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies' operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies' control. These uncertainties and factors could cause Core Molding Technologies' actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

   Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this quarterly report: business conditions in the plastics, transportation, watercraft and commercial product industries; general economic conditions in the markets in which Core Molding Technologies operates; dependence upon four major customers as the primary source of Core Molding Technologies' sales revenues; recent efforts of Core Molding Technologies to expand its customer base; failure of Core Molding Technologies' suppliers to perform their contractual obligations; new technologies; competitive and regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract key personnel; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; and management's decision to pursue new products or businesses which involve additional costs, risks or capital expenditures.



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